UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. ___)

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))
☐	Definitive Information Statement

One World Products, Inc.

(Name of Registrant as Specified In Its Charter)

Copies of communications to:

Isiah L. Thomas, III, Chief Executive Officer

One World Products, Inc.

5600 New King Drive, Suite 200

Troy, Michigan 48098

Telephone: 800-605-3281

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

ONE WORLD PRODUCTS, INC.

5600 New King Drive, Suite 200

Troy, Michigan 48098

To:	The Holders of the Common Stock of One World Products, Inc.

Re:	Action by Written Consent in Lieu of a Special Meeting of Shareholders

This Information Statement is furnished by the Board of Directors of One World Products, Inc., a Nevada corporation (the “Company”), to holders of record of the Company’s common stock, $0.001 par value per share, at the close of business on September 18, 2026. The purpose of this Information Statement is to inform the Company’s shareholders of an action taken by the written consent of the holder of a majority of the voting power of Company, dated as of September 18, 2026, in lieu of a special meeting of shareholders, to wit:

The approval of an amendment to the Company’s Articles of Incorporation, as amended, to (a) change the Company’s corporate name to “Isiah Enterprises, Inc.” and (b) increase the authorized number of shares of common stock of the Company from 300,000,000 shares to 1,000,000,000 shares, which amendment will be filed no sooner than the 20th day after the definitive information statement is mailed to the shareholders of the Company who have not previously consented to the name change and the increase in authorized shares of common stock.

The foregoing actions were approved on September 18, 2026, by the Company’s Board of Directors. In addition, on September 18, 2026, the holder of a majority of the voting power of the Company’s outstanding voting securities (the “Consenting Shareholder”), as of the record date, approved the foregoing actions.

Section 78.320 of the Nevada Revised Statutes provides, in part, that any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

In order to eliminate the costs and management time involved in obtaining proxies and, in order to effect the above action as early as possible in order to accomplish the purposes of the Company as herein described, the Board of Directors consented to the utilization of, and did in fact obtain, the written consent of the Consenting Shareholder who owns shares representing a majority of the Company’s voting stock.

The above actions taken by the Company’s shareholders will become effective on or about ____________, 2026, and are more fully described in the Information Statement accompanying this Notice. Under the rules of the Securities and Exchange Commission, the above action cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the shareholders of the Company who have not previously consented to the corporate name change and the increase in authorized shares of common stock.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform the Company’s shareholders of the action described above before it takes place, in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement will be first distributed to you on or about ____________, 2026.

By Order of the Board of Directors

/s/ Isiah L. Thomas, III
Isiah L. Thomas, III
Chief Executive Officer

November 3, 2026
Troy, Michigan

ONE WORLD PRODUCTS, INC.

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF THE COMPANY’S COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of common stock, $0.001 par value per share (the “Common Stock”) of One World Products, Inc., a Nevada corporation (the “Company”), by the Board of Directors to notify them about certain actions the holder of a majority of the voting power of the Company’s outstanding voting securities has taken by written consent in lieu of a special meeting of the shareholders. The shareholder action was taken as of September 18, 2026. Copies of this Information Statement are first being sent on or about ____________, 2026, to the holders of record on September 18, 2026, of the outstanding shares of the Company’s common stock.

General Information

The holder of a majority of the voting power of the Company’s outstanding voting securities has approved the following actions by written consent dated September 18, 2026, in lieu of a meeting of the shareholders:

The approval of an amendment to the Company’s Articles of Incorporation, as amended, to (a) change the Company’s corporate name to “Isiah Enterprises, Inc.” and (b) increase the authorized number of shares of common stock of the Company from 300,000,000 shares to 1,000,000,000 shares, which Amendment will be filed no sooner than the 20th day after the definitive information statement is mailed to the shareholders of the Company who have not previously consented to the name change and the increase in authorized shares of common stock.

The Company may ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the Nevada Revised Statutes are afforded to the Company’s shareholders as a result of the approval of the Amendment, as set forth above.

Vote Required

The vote, which was required to approve the Amendment, was the affirmative vote of the holders of a majority of the voting power of the Company’s outstanding voting securities. Each holder of Company common stock is entitled to one (1) vote for each share of common stock held. The date used for purposes of determining the number of outstanding shares of voting stock of the Company entitled to vote is September 18, 2026. The record date for determining those shareholders of the Company entitled to receive this Information Statement is the close of business on September 18, 2026 (the “Record Date”). As of the Record Date, the Company had outstanding (a) approximately 178,027,259 shares of common stock, (b) 114,733 shares of Series A Preferred Stock, (c) 238,501 shares of Series B Preferred Stock and (d) 100 shares of Series C Special Preferred Stock. The holder of such Series C Special Preferred Stock, Isiah L. Thomas, III, possesses a majority of the voting power of the Company’s outstanding voting securities. Holders of the Company’s common stock have no pre-emptive rights. All outstanding shares are fully paid and non-assessable. The transfer agent for the Company’s common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598.

Vote Obtained – Section 78.320 of the Nevada Revised Statutes

Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at any annual or special meeting of shareholders of a corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

To eliminate the costs and management time involved in soliciting and obtaining proxies to approve the Amendment and to effectuate the Amendment as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize and did, in fact, obtain, the written consent of the holders of a majority of the voting power of the Company.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) to the Company’s shareholders on the Record Date. The corporate actions described herein will be effective approximately 20 days (the “20-day Period”) after the distribution of this Information Statement. The 20-day Period is expected to conclude on or about ____________, 2026.

The entire cost of furnishing this Information Statement will be borne by the Company.

PRINCIPAL SHAREHOLDERS

At September 18, 2026, the Record Date, the Company had 178,027,259 shares of common stock issued and outstanding. The number of shares of common stock outstanding on the Record Date is confirmed by the transfer agent’s certified shareholder list effective October 8, 2026, which reflects 178,027,259 shares outstanding and 86 holders of record. As of the Record Date, there were also outstanding securities convertible into or exercisable for approximately 246,000,000 additional shares of common stock (primarily upon conversion of the outstanding Series A and Series B Preferred Stock, plus options and warrants).

The following table sets forth information known to the Company as of the Record Date, relating to the beneficial ownership of shares of its voting securities by: each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock; each director; each named executive officer; and all named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of One World Products, Inc., 5600 New King Drive, Suite 200, Troy, Michigan 48098. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of the Company’s capital stock outstanding on that date and all shares of its capital stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of the Company’s capital stock owned by them, except to the extent that power may be shared with a spouse.

Name of Beneficial Owner(1)	Common Stock — Number of Shares		% of Class(2)	Series A — Number of Shares		% of Class(3)	Series B — Number of Shares		% of Class(4)	Series C — Number of Shares	% of Class(5)	Percent of Combined Voting Power(6)
Officers and Directors
Isiah L. Thomas, III	203,901,876	(7)	53.76%	—		—	203,334	(8)(14)	85.25%	100	100%	82.66%
Terry L. Buffalo	2,000,000		1.12%	—		—	—		—	—	—	*
Timothy Woods	0		0%	—		—	—		—	—	—	0%
Minyon Moore	0		0%	—		—	—		—	—	—	0%
Ertharin Cousin	0		0%	—		—	—		—	—	—	0%
Directors and Officers as a Group (5 persons)	205,901,876	(11)	54.29%	—		—	203,334		85.25%	100	100%	82.83%
5% Shareholders
Dr. Kenneth L. Perego, II	14,640,000	(9)	8.16%	26,000	(10)	22.66%	—		—	—	—	1.18%
Dr. John S. McCabe(12)	32,522,400	(13)	16.47%	3,000		2.61%	20,000		8.39%	—	—	2.62%

1*	Less than 1%.

Series A Preferred Stock: Each share of Series A Preferred Stock is convertible into 50 shares of common stock and is entitled to 50 votes on any matter voted upon by the holders of common stock.

Series B Preferred Stock: Each share of Series B Preferred Stock is convertible into 962.77 shares of common stock and is entitled to 962.77 votes on any matter voted upon by the holders of common stock.

Series C Special Preferred Stock: The holder(s) of the Series C Special Preferred Stock, as a class, have votes equal to two (2) times the sum of (a) the total number of shares of issued and outstanding common stock; plus (b) the number of votes allocated to shares of all other preferred stock issued and outstanding.

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each person named in this table has sole voting and investment power with respect to all shares of stock owned by each such person. The table excludes 119,136,041 shares of common stock (approximately 66.9% of the outstanding common stock) held of record by Cede & Co., as nominee for The Depository Trust Company on behalf of numerous beneficial owners; Cede & Co. is not itself a beneficial owner.

(2)	Percentage of beneficial ownership of common stock is calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. For each person, shares of common stock issuable to that person upon conversion or exercise of securities that are convertible or exercisable within 60 days of the Record Date are treated as outstanding for the purpose of computing that person’s percentage, but are not treated as outstanding for the purpose of computing the percentage of any other person. For reference, on a fully-diluted basis the Company would have approximately 424,000,000 shares of common stock outstanding, consisting of 178,027,259 shares of common stock outstanding and approximately 246,000,000 additional shares issuable upon conversion or exercise of outstanding preferred stock, options, and warrants.

(3)	Percentage of beneficial ownership is based upon 114,733 shares of Series A Preferred Stock outstanding.

(4)	Percentage of beneficial ownership is based upon 238,501 shares of Series B Preferred Stock outstanding.

(5)	Percentage of beneficial ownership is based upon 100 shares of Series C Special Preferred Stock outstanding.

(6)	Percent of Combined Voting Power is based on the total voting power of the Company as of the Record Date, calculated as follows:

Common Stock:	178,027,259 votes
Series A Preferred Stock:	5,736,650 votes
Series B Preferred Stock:	229,621,608 votes
Series C Special Preferred Stock:	826,771,034 votes
Total Available Votes:	1,240,156,551 votes

(7)	Consists of (i) 2,638,000 shares of common stock issued and outstanding in the name of Mr. Thomas; (ii) 5,500,000 shares of common stock issuable upon exercise of a vested option held by Mr. Thomas; (iii) 192,554,000 shares of common stock issuable upon conversion of Series B Preferred Stock held by Mr. Thomas; (iv) 1,604,938 shares of common stock issuable upon conversion of Series B Preferred Stock held by the Joshua Isiah Thomas Voluntary Trust (of which Mr. Thomas is a trustee); and (v) 1,604,938 shares of common stock issuable upon conversion of Series B Preferred Stock held by the Lauren Marie Thomas Voluntary Trust (of which Mr. Thomas is a trustee).

(8)	Consists of 1,667 shares of Series B Preferred Stock held by the Joshua Isiah Thomas Voluntary Trust and 1,667 shares of Series B Preferred Stock held by the Lauren Marie Thomas Voluntary Trust.

(9)	Consists of: (i) 5,785,000 shares of common stock issued and held in the name of Dr. Perego; (ii) 7,000,000 shares of common stock issued and owned of record by CB Medical, LLC (an entity owned by Dr. Perego); (iii) 555,000 shares of common stock owned of record by Marlon Perego (over which Dr. Perego has custodial control); and (iv) 1,300,000 shares of common stock issuable upon conversion of Series A Preferred Stock. Dr. Perego disclaims beneficial ownership of 200,000 shares owned by Annslee Perego. Dr. Perego ceased to be a director on July 23, 2026. Any options or warrants previously attributed to Dr. Perego are excluded pending confirmation from the Company’s records.

(10)	Consists of 11,000 shares of Series A Preferred Stock issued and held in the name of Dr. Perego and 15,000 shares of Series A Preferred Stock owned of record by the Perego Trust (of which Dr. Perego is the trustee).

(11)	Represents the aggregate beneficial ownership of the directors and executive officers as a group (5 persons). This amount includes (i) 4,638,000 shares of common stock issued and outstanding; (ii) 5,500,000 shares of common stock issuable upon exercise of a currently exercisable option held by Mr. Thomas; and (iii) 195,763,876 shares of common stock issuable upon conversion of Series B Preferred Stock held directly or indirectly by Mr. Thomas.

(12)	The address of this shareholder is 160 Kincaid Lane, Boyce, Louisiana 71409.

(13)	Consists of (i) 13,117,000 shares of common stock issued, as reflected on the transfer agent’s certified register; (ii) 150,000 shares of common stock issuable upon conversion of Series A Preferred Stock; and (iii) 19,255,400 shares of common stock issuable upon conversion of Series B Preferred Stock. A Form 4 filed by Mr. McCabe on March 15, 2024 reported 22,117,180 shares of common stock issued. The transfer agent’s certified register reflects 13,117,000 shares, which includes the 9,017,000 shares issued on March 15, 2024 as consideration for refinancing Company debt, and does not reflect the higher number reported on the Form 4. The Company has used the certified figure of 13,117,000 shares, which is confirmed by the transfer agent’s certified shareholder list effective October 8, 2026.

(14)	The 200,000 shares of Series B Preferred Stock reflected in the table are held of record and beneficially by Mr. Thomas, as reflected on the transfer agent’s register.

ACTION ONE — CHANGE IN CORPORATE NAME

The Company’s Board of Directors and the holder of a majority of the voting power of the Company’s outstanding voting securities have approved an amendment (the “Amendment”) to the Company’s Articles of Incorporation to change the Company’s corporate name to “Isiah Enterprises, Inc.” The form of Certificate of Amendment to be filed with the Secretary of the State of Nevada is set forth as Appendix A to this Information Statement.

The Company’s Board of Directors believes that it is in the best interest of the shareholders to change the corporate name of the Company.

Vote Required

Pursuant to the Nevada Revised Statutes, the Amendment to effect the change in corporate name required the approval of holders of a majority of the voting power of the Company’s outstanding voting securities. As discussed above, the holder of a majority of the voting power of the Company’s outstanding voting securities has consented to the corporate name change.

Purpose of the Name Change

With the Company’s focus on renewable and sustainable materials, the Board of Directors believes that changing the corporate name to one that more closely identifies with its founder and Chief Executive Officer, Isiah L. Thomas, III, is advisable.

Under Nevada law, the name change may be effected by filing an amendment to the Company’s Articles of Incorporation.

The Company’s new name will become effective upon the filing of the Amendment with the Nevada Secretary of State. The change in corporate name will not affect the validity or transferability of stock certificates presently outstanding. Shareholders should keep the certificates they now hold, which will continue to be valid, and should not send them to the Company or its transfer agent for exchange for new certificates reflecting the new Company name.

The Company’s common stock is currently quoted in the over-the-counter market and, pursuant to Rule 10b-17 of the Securities Exchange Act of 1934, the Company’s corporate name change will require approval by FINRA, in order for it to be recognized for trading purposes. The Company expects to receive FINRA’s approval for the corporate name change after the effective date of the corporate name change. The corporate name change may result in a change in the CUSIP number for the Company’s common stock, which is currently CUSIP 68248W108. Additionally, there will occur a change in the trading symbol of the Company’s common stock. Definitive information with respect to the new CUSIP number will be included in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission after the effective date of the corporate name change.

The Company’s change of corporate name will become effective upon the filing of the Amendment with the Nevada Secretary of State. Information with respect to the filing of the Amendment and the corporate name change will be included in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

ACTION TWO — INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The Company’s Board of Directors and the holder of a majority of the voting power of the Company’s outstanding voting securities have approved an amendment (the “Amendment”) to the Company’s Articles of Incorporation to increase the authorized number of shares of common stock of the Company from 300,000,000 shares to 1,000,000,000 shares. The form of Certificate of Amendment to be filed with the Secretary of the State of Nevada is set forth as Appendix A to this Information Statement.

Vote Required

Pursuant to the Nevada Revised Statutes, the Amendment to effect the increase in the authorized number of shares of the Company’s common stock required the approval of a majority of the Company’s outstanding voting stock. As discussed above, the holder of a majority of the Company’s voting power has consented to the increase in authorized common stock.

Purpose of the Increase in Capital Shares

The Board of Directors believes the increase in authorized common stock is necessary and advisable. As of the Record Date, the Company’s 300,000,000 authorized shares of common stock are insufficient to cover the Company’s outstanding obligations: the 178,027,259 shares of common stock outstanding, together with the approximately 235,358,258 shares of common stock issuable upon conversion of the outstanding Series A and Series B Preferred Stock, already exceed the Company’s current authorization. The increase is necessary to enable the Company to reserve and issue a sufficient number of shares of common stock to honor the conversion rights of its outstanding preferred stock and to maintain the Company’s financing and capital-raising ability.

The increase would also provide the Company with greater flexibility for future financings, equity incentive plans, potential acquisitions, and other corporate purposes.

The Board of Directors is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the authorized share increase be used as a type of anti-takeover device. Any additional authorized shares of common stock, when issued, would be made on such terms and conditions as the Company’s Board of Directors may determine.

The Company’s increase in the authorized number of shares of the Company’s common stock will become effective upon the filing of the Amendment with the Nevada Secretary of State. Information with respect to the filing of the Amendment and the increase in authorized common stock will be included in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company with the SEC can be inspected and copied at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549 or accessed through the SEC’s website at www.sec.gov.

SEC Reporting Status

The Company is currently not fully current in its SEC reporting obligations. The Company has not yet filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, or its Quarterly Reports on Form 10-Q for the periods ended March 31, 2026 and June 30, 2026. Management, together with the Company’s independent registered public accounting firm, is actively working to complete the outstanding audit and expects to file these reports as soon as practicable. The Company’s most recent filing with the SEC was its Quarterly Report on Form 10-Q for the period ended September 30, 2025.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Quarterly Report on Form 10-Q for the period ended September 30, 2025;

You may request a copy of any of the above filings, at no cost, by writing or telephoning the Company at: Corporate Secretary, One World Products, Inc., 5600 New King Drive, Suite 200, Troy, Michigan 48098, Telephone: (800) 605-3281. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at no cost, by writing or telephoning the Company at: Corporate Secretary, One World Products, Inc., 5600 New King Drive, Suite 200, Troy, Michigan 48098, Telephone: (800) 605-3281.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the actions described herein, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Isiah L. Thomas, III
Isiah L. Thomas, III
Chief Executive Officer

November 3, 2026
Troy, Michigan

Appendix A

FORM OF CERTIFICATE OF AMENDMENT

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of the corporation:

One World Products, Inc.

Entity or Nevada Business Identification Number (NVID): NV20141558796

2. The articles have been amended as follows:

Article 1 of the Articles of Incorporation of the corporation is hereby amended to read in its entirety as follows:

“The name of the corporation shall be Isiah Enterprises, Inc.”

Section (a) of Article 3 of the Articles of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

“(a) The corporation shall be authorized to issue One Billion (1,000,000,000) shares of common stock with a par value of $0.001 per share (the “Common Stock”) and Ten Million (10,000,000) shares of preferred stock with a par value of $0.001 per share (the “Preferred Stock”). All stock, when issued, shall be fully paid and non-assessable.”

Except as expressly amended hereby, the Articles of Incorporation of the corporation, as amended to date, shall remain in full force and effect.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation, have voted in favor of the amendment is:

66.67%

4. Information being changed (domestic corporations only):

☒ The entity name has been amended.

☒ The authorized shares have been amended.

5. Effective date and time of filing (optional):

Date: ____________________ Time: ____________________

(must not be later than 90 days after the certificate is filed)

6. Signature (required):

X
Signature of Officer
Name:	Isiah L. Thomas III
Title:	Chief Executive Officer
Date:

This Certificate of Amendment is to be filed with the Nevada Secretary of State no earlier than the twentieth (20th) day after the definitive Information Statement on Schedule 14C relating to the amendments is first mailed or otherwise furnished to the stockholders of the corporation.